UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2014

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2014, Bay Banks of Virginia, Inc. (the “Company”) entered into separate management continuity agreements with Deborah M. Evans, the Company’s Chief Financial Officer, and Douglas F. Jenkins, Jr., a Vice President of the Company, which become effective upon a change in control of the Company (as defined in the agreements). Under the terms of these agreements, the Company or its successor agrees to continue to employ each officer for a term of one year after the date of a change in control of the Company. During the term of each contract after a change in control, each officer will retain commensurate authority, duties and responsibilities, and compensation benefits. The officer will receive (i) an annual base salary at least equal to the annual base salary paid in the immediate 12-month period prior to the change in control, (ii) a bonus at least equal to the average bonus paid to the officer in the two years prior to the change in control, and (iii) employee welfare benefits similar to that in place prior to the change in control. If the officer’s employment is terminated during the one year term after a change in control other than for “cause” or “disability” (as defined in the agreements), or if the officer should terminate employment because (i) a material term of the contract is breached by the Company or its successor, or (ii) there has been a material reduction in the officer’s duties or authority, the officer will be entitled to (x) a lump sum payment, in cash, within 45 days after the date of termination, in an amount equal to 1.00 times the sum of (a) the officer’s annual base salary and (b) the highest bonus paid to the officer for the two most recent years, and (y) the continuance of all employee welfare benefit plans for a period of 12 months after the termination date. The agreements also contain a “clawback” provision whereby any incentive based compensation or award received by the officer is subject to clawback by the Company or its successor as required by applicable law or stock exchange listing requirement and on such basis as the Board of Directors of the Company determines, with a look-back period of no more than three years, unless required by applicable law or stock exchange listing requirement.

The description of the management continuity agreements set forth in this report does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Management Continuity Agreement, dated as of January 10, 2014, by and between Bay Banks of Virginia, Inc. and Deborah M. Evans.

10.2	Management Continuity Agreement, dated as of January 10, 2014, by and between Bay Banks of Virginia, Inc. and Douglas F. Jenkins, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Randal R. Greene
Randal R. Greene
President and Chief Executive Officer

January 15, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Management Continuity Agreement, dated as of January 10, 2014, by and between Bay Banks of Virginia, Inc. and Deborah M. Evans.

10.2	Management Continuity Agreement, dated as of January 10, 2014, by and between Bay Banks of Virginia, Inc. and Douglas F. Jenkins, Jr.